EXHIBIT 99.1

Noodles & Company Announces Preliminary Revenue Results for the Fourth Quarter of 2025
Company to Host Investor Meetings at 28th Annual ICR Conference

BROOMFIELD, Colo., January 12, 2026 (GLOBE NEWSWIRE) - Noodles & Company (Nasdaq: NDLS) today released preliminary, unaudited sales results for the fourth fiscal quarter ended December 30, 2025.

Preliminary Fourth Quarter of 2025 Sales Results Compared to the Fourth Quarter of 20241:
•Fourth quarter system-wide comparable sales increased 6.6%, comprised of a 7.3% increase at company-owned restaurants and a 3.8% increase at franchise restaurants.
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1 These sales results are preliminary and unaudited, have not been reviewed by the Company’s independent registered public accountants, and remain subject to the completion of normal quarter-end accounting procedures and adjustments and are subject to change.

Joe Christina, Chief Executive Officer and President of Noodles & Company, remarked, “Delivering significant positive comparable sales growth of over 7% for our company-owned restaurants in the fourth quarter builds on a trend of 4% sales growth in the third quarter, reflecting the strong momentum taking hold at Noodles & Company. This progress is being driven by disciplined execution, meaningful enhancements to our food, a compelling value proposition, engaged teams, and the delivery of great guest experiences every day. As we head into 2026, we are energized by the progress we are making and confident in our plan to develop winning teams, drive guest satisfaction, ignite growth, and deliver improved financial results.”

Portfolio Optimization

As of December 30, 2025, the Company had 340 company-owned restaurants and 83 franchise restaurants. During 2025, the Company closed 33 company-owned restaurants and nine franchise restaurants. In 2026, the Company expects to close an additional 30 to 35 restaurants.

Christina continued, “Decisions like this are made thoughtfully and with a long-term view of the business. Our fourth quarter results reinforce that when we concentrate our resources on restaurants with the strongest opportunity to perform, Noodles can drive meaningful top-line growth. That performance gives us added confidence as we continue to refine our portfolio in 2026. These actions are intended to strengthen the overall health of the brand and our financial position, helping to ensure we are well-positioned for profitable growth and long-term value creation for our shareholders.”

Key Definitions

Comparable Restaurant Sales — represents year-over-year sales comparisons for the comparable restaurant base open for at least 18 full periods. This measure highlights performance of existing restaurants, as the impact of new restaurant openings is excluded. Changes in comparable restaurant sales are generated by changes in traffic, which we calculate as the number of entrées sold and changes in per-person spend, calculated as sales divided by traffic. Restaurants that were temporarily closed or operating at reduced hours remained in comparable restaurant sales.

About Noodles & Company

Noodles & Company has known noodles since 1995. For 30 years, the brand has brought people together over craveable classics and globally inspired flavors, from indulgent Creamy Mac & Cheese to bold Japanese Pan Noodles. With more than 400 restaurants and a team of passionate noodle lovers, Noodles is built on flavor, comfort, and a people-first culture. To learn more and to find the location nearest you, visit www.noodles.com.

Forward Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties such as the number of restaurants we intend to open, projected capital expenditures and estimates of our effective tax rates. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding expectations with respect to our business strategy and plans to deliver financial results. Our actual results may differ materially from those anticipated in these forward-looking statements due to reasons including, but not limited to, current performance trends and our expectations for future performance and ability to obtain financing on acceptable terms, if at all, and comply with our covenants under the A&R Credit Agreement; our ability to sustain or achieve overall growth, including, digital sales growth; our ability to open new restaurants, if any, and cause those newly opened restaurants to be successful; our ability to effectively optimize our restaurant portfolio including closures; our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our business strategy, including new restaurant initiatives and operational strategies to improve the performance of our restaurant portfolio and guest satisfaction; the success of our brand strategy and marketing efforts, including our ability to successfully introduce new menu items, including limited time offerings and the success of our promotions; our pricing strategies; economic conditions, including those resulting from inflation, increased interest rates, recessionary economic cycles, and changes in trade policies, including tariffs or other trade restrictions or the threat of such actions; price and availability of commodities and other supply chain challenges; our ability to adequately staff our restaurants; changes in labor costs; our ability to maintain compliance with requirements for continued listing on the Nasdaq Global Select Market; other conditions beyond our control such as domestic or global conflicts, wars, terrorist activity, weather, natural disasters, disease outbreaks, epidemics or pandemics impacting our customers or food supplies; and consumer reaction to industry related public health issues and health pandemics, including perceptions of food safety. For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, included in our most recently filed Annual Report on Form 10-K, and, from time to time, in our subsequently filed Quarterly Reports on Form 10-Q. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation.

Contacts:

Investor Relations
investorrelations@noodles.com

Media
Danielle Moore
(720) 214-1971

press@noodles.com